UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2011, Universal Health Services, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders at the Company’s Corporate Center at 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Company’s stockholders voted to elect the following individuals as Class III members of the Board of Directors to terms expiring at the Company’s 2014 Annual Meeting of Stockholders:

Alan B. Miller – elected by the Class A and Class C Stockholders

Lawrence S. Gibbs – elected by the Class B and Class D Stockholders

In addition, the Company’s stockholders: (i) voted in favor of the non-binding advisory vote on named executive officer compensation; (ii) voted in favor of the non-binding advisory vote of an advisory stockholder vote to approve named executive officer compensation every three years, and; (iii) approved the Universal Health Services, Inc. Second Amended and Restated 2005 Stock Incentive Plan.

The final voting results on these matters were as follows:

Proposal No. 1: Election of Directors:

	Class A and Class C Stockholders	Class B and Class D Stockholders
	Alan B. Miller	Lawrence S. Gibbs
Votes cast in favor	7,309,308	79,136,287
Votes withheld	0	486,449
Broker non-votes	0	0

Proposal No. 2: The non-binding advisory vote on named executive officer compensation:

Votes cast in favor	54,383,303
Votes cast against	448,140
Votes abstained	4,202
Broker non-votes	0

Proposal No. 3: The non-binding advisory vote on the frequency of an advisory stockholder vote to approve named executive officer compensation:

1 Year	5,935,964
2 Years	220,989
3 Years	48,674,709
Votes abstained	3,983
Broker non-votes	0

Based on these voting results, the Board of Directors has determined that the Company will hold a vote on named executive officer compensation every three years.

Proposal No. 4: Approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan:

Votes cast in favor	51,119,488
Votes cast against	3,713,002
Votes abstained	3,155
Broker non-votes	0

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Universal Health Services, Inc. Second Amended and Restated 2005 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	Chairman of the Board and Chief Executive Officer

	By:	/s/ Steve Filton
Date: May 18, 2011	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer